EXHIBIT 23.1b

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Brighton Commerce Bank
Brighton, Michigan


We hereby consent to the use in the Prospectus constituting a part of the Amendment No. 1 to the Registration Statement on Form S-4 of Capitol Bancorp Ltd. of our report dated January 29, 1999 relating to the financial statements of Brighton Commerce Bank which is contained in that Prospectus. We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO SEIDMAN, LLP


Grand Rapids, Michigan
January 5, 2000